Exhibit 99.1

FOR IMMEDIATE RELEASE

SONUS NETWORKS APPOINTS JAMES K. BREWINGTON TO

BOARD OF DIRECTORS

Former President Of Lucent Technologies Developing Markets Group Further

Strengthens Board Of Leading Provider Of IP Communications Technology

WESTFORD, Mass., May 11, 2009 - Sonus Networks, Inc. (Nasdaq: SONS), providing network transformation through IP communications technology, today announced that James K. Brewington has been appointed to its Board of Directors.  With a career in the telecommunications industry focused on developing wireless technologies and markets, Mr. Brewington complements the expertise of the current Board and brings further depth of knowledge to the Company’s strategic leadership.

Mr. Brewington retired as president, Developing Markets group at Lucent Technologies in 2007.  Prior to this appointment in 2006, he served as president of Lucent’s Mobility Solutions Group, where he was responsible for all wireless infrastructure for the mobility segment, including global wireless development and product architecture, project management, and business and product management.  Mr. Brewington began his career at AT&T in 1968 and has held various executive management positions in the telecommunications industry, including overseeing Bell Telephone Wireless Laboratories.

“During his career in the telecommunications industry, Jim has been a driving force in the global wireless market.  He brings a new perspective to the opportunities we are pursuing,” commented Howard Janzen, chairman of the board at Sonus Networks.  “We look forward to working with him.”

Mr. Brewington serves on the board of directors for Kopin Corporation and advises several technology startup companies.  He has also served on the boards of the U.S.-Saudi Arabian Business Council and INROADS/North Jersey, Inc., a non-profit organization that trains minority youth for careers in business and industry.  He is a member of the Cellular Telecommunications Industry Association (CTIA) and the CTIA Wireless Foundation.

Mr. Brewington holds an MBA from the University of Seattle, a master’s degree from Stanford University, Sloan Fellows Program and a bachelor’s degree from the College of Idaho.

In January 2009, Sonus announced that two new seats would be introduced to the Sonus Board of Directors.  This appointment fills the first of these newly created seats, increasing the number of Directors on the Board to eight members.

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About Sonus Networks

Sonus Networks, Inc., providing network transformation through IP communications technology, is leading the evolution of communications networks to support the multi-media, multi-device demands of today’s digital lifestyle.  Sonus solutions and services enable fixed, mobile and cable operators to gain network awareness and new multi-media capabilities essential to retaining and expanding their subscriber base.  Through standards-based interoperable solutions and services, Sonus extends the investments made in traditional networks by enabling operators to seamlessly migrate to next generation technology and deliver the secure, reliable, scalable and cost-effective network needed to grow their business. For more information visit www.sonusnet.com.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.  Risk factors include among others: the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company’s previous restatement of its historical stock option granting practices and accounting including regulatory actions; actions that may be taken by significant shareholders; risks associated with our international expansion; and the impact the current global financial market conditions may have on the telecommunications industry. Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date.  While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

For more information, please contact:

Media Relations:	Investor Relations:
Lucy Millington	David Roy / Karin Cellupica
978-614-8240	978-614-8353 / 978-614-8615
lmillington@sonusnet.com	droy@sonusnet.com
kcellupica@sonusnet.com